UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 27, 2007, First Brandon Financial Corporation mailed a letter to its shareholders providing additional information regarding recent developments that its shareholders may wish to consider with respect to the proposed merger of First Brandon Financial Corporation with and into New Hampshire Thrift Bancshares, Inc., together with their consideration of the Proxy Statement/Prospectus, registration no. 333-141460, dated April 6, 2007, previously sent to shareholders in connection with the special meeting of stockholders of First Brandon Financial Corporation to be held at 9:00 a.m. on May 11, 2007 at the Lilac Inn, 53 Park Street, Brandon, Vermont to vote on the approval of the merger. A copy of the letter to First Brandon Financial Corporation’s shareholders and its related enclosures, New Hampshire Thrift Bancshares, Inc.’s press releases dated April 16, 2007 and April 19. 2007 are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Letter to First Brandon Financial Corporation Shareholders, dated April 27, 2007.

99.2	New Hampshire Thrift Bancshares, Inc. Press Release dated April 16, 2007.

99.3.	New Hampshire Thrift Bancshares, Inc. Press Release dated April 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Hampshire Thrift Bancshares, Inc.

By:	/s/ Stephen R. Theroux
Name:	/s/ Stephen R. Theroux
Title:	Vice Chairman, Executive Vice President and Chief Financial Officer

Date: April 30, 2007

Exhibit Index

Exhibit No.	Description

99.1	Letter to First Brandon Financial Corporation Shareholders, dated April 27, 2007.

99.2	New Hampshire Thrift Bancshares, Inc. Press Release dated April 16, 2007.

99.3.	New Hampshire Thrift Bancshares, Inc. Press Release dated April 19, 2007.